Exhibit 10AAu

AMENDMENT NUMBER 6 TO

TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NUMBER 6 TO TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of August 29, 2003 among TECH DATA CORPORATION, a Florida corporation (“Tech Data”), as collection agent (in such capacity, the “Collection Agent”), TECH DATA FINANCE SPV, INC., a Delaware corporation headquartered in California, as transferor (in such capacity, the “Transferor”), YC SUSI TRUST, a Delaware statutory trust (“SUSI Issuer” (assignee of RECEIVABLES CAPITAL CORPORATION, a Delaware corporation (“RCC”)), LA FAYETTE ASSET SECURITIZATION LLC, a Delaware corporation (“La Fayette”) (assignee of ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation, (“Atlantic”)), LIBERTY STREET FUNDING CORP., a Delaware corporation, (“Liberty”), AMSTERDAM FUNDING CORPORATION, a Delaware corporation (“AFC”), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation, (“Falcon” and collectively with RCC, Atlantic, Liberty, and AFC, the “Class Conduits”), CREDIT LYONNAIS NEW YORK BRANCH, a branch duly licensed under the laws of the State of New York of a banking corporation organized and existing under the laws of the Republic of France (“Credit Lyonnais”), as an Atlantic Bank Investor and as agent for Atlantic and the Atlantic Bank Investors (in such capacity, the “Atlantic Agent”), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency (“Scotia Bank”), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the “Liberty Agent”), ABN AMRO BANK N.V., a banking corporation organized and existing under the laws of the Netherlands and acting through its Chicago Branch (“ABN AMRO”), as an AFC Bank Investor and as agent for AFC and the AFC Bank Investors (in such capacity, the “AFC Agent”), BANK ONE, NA (having its main office in Chicago, Illinois), a national banking association (“Bank One”), as a Falcon Bank Investor and as agent for Falcon and the Falcon Bank Investors (in such capacity, the “Falcon Agent”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as agent for RCC, Atlantic, Liberty, AFC, Falcon, the RCC Bank Investors, the Atlantic Bank Investors, the Liberty Bank Investors, the AFC Bank Investors and the Falcon Bank Investors (in such capacity, the “Administrative Agent”), as an RCC Bank Investor, as agent for RCC and the RCC Bank Investors (in such capacity, the “RCC Agent”) and Lead Arranger, amending that certain Transfer and Administration Agreement dated as of May 19, 2000, among the Transferor, the Collection Agent, the Class Conduits (as defined thereunder) and the Bank Investors (the “Original Agreement” and said agreement as amended, the “Agreement”).

WHEREAS, the Transferor desires to remove La Fayette as a Class Conduit, and Credit Lyonnais as a Bank Investor and La Fayette Agent from the Agreement;

WHEREAS, the Transferor desires the Facility Limits, Loss and Dilution Reserves and Maximum Net Investments in the Agreement to be adjusted;

WHEREAS, the Transferor desires to extend the Commitment Termination Date;

WHEREAS, RCC has entered into an Assignment and Assumption Agreement with SUSI Issuer;

WHEREAS, the Transferor desires to amend the financial covenants contained in the Original Agreement;

WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendment to Definitions.

(a) The definition of “Bank Investor” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Bank Investor” means (i) with respect to the Class of which RCC is a member, the RCC Bank Investors, (ii) with respect to the Class of which Liberty is a member, the Liberty Bank Investors, (iii) with respect to the Class of which AFC is a member, the AFC Bank Investors, (iv) with respect to the Class of which Falcon is a member, the Falcon Bank Investors, and (v) with respect to any other Class, the financial institutions specified as such in any supplement hereto and their respective successors and permitted assigns.”

(b) The definition of “Class” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Class” means each of the following groups of Class Investors: (i) RCC and the RCC Bank Investors, (ii) Liberty and the Liberty Bank Investors, (iii) AFC and the AFC Bank Investors, (iv) Falcon and the Falcon Bank Investors, or (v) any other Class consisting of a multi-seller commercial paper conduit, its related Bank Investors and its respective assigns and participants, as added from time to time with the consent of the Administrative Agent and the Transferor as set forth in Section 11.2(b).”

(c) The definition of “Class Agent” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Class Agent” means (i) with respect to the Class of which RCC is a member, the RCC Agent, (ii) with respect to the Class of which Liberty is a member, the

Liberty Agent, (iii) with respect to the Class of which AFC is a member, the AFC Agent, (iv) with respect to the Class of which Falcon is a member, the Falcon Agent, and (v) with respect to any other Class, the financial institution or other Person specified as such in any amendment or supplement hereto for such Class.”

(d) The definition of “Class Investors” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Class Investors” means (i) with respect to the Class of which RCC is a member, RCC and the RCC Bank Investors, (ii) with respect to the Class of which Liberty is a member, Liberty and the Liberty Bank Investors, (iii) with respect to the Class of which AFC is a member, AFC and the AFC Bank Investors, (iv) with respect to the Class of which Falcon is a member, Falcon and the Falcon Bank Investors, and (v) with respect to any other Class, the related Class Conduit and the related Bank Investors.”

(e) The definition of “Commercial Paper” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Commercial Paper” means the promissory notes issued by one or all, as applicable, of the Class Conduits (or by such Class Conduit’s related commercial paper issuer if the Class Conduit does not itself issue commercial paper) in the commercial paper market.”

(f) The definition of “Commitment Termination Date” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Commitment Termination Date” means, with respect to each Class, August 27, 2004, or such later date to which such Commitment Termination Date may be extended by Transferor, the related Class Agent and the related Bank Investors not later than 60 days prior to the then current Commitment Termination Date for such Class.”

(g) The definition of “Conduit Assignee” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Conduit Assignee” means, with respect to a Conduit Investor, any commercial paper conduit that finances its activities directly or indirectly through asset backed commercial paper and is administered by the Class Agent with respect to such Conduit Investor or any of its Affiliates and designated by such Class Agent from time to time to accept an assignment from such Conduit Investor of all or a portion of the Net Investment held by such Conduit Investor.”

(h) The definition of “Corporate Services Provider” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Corporate Services Provider” means, (i) with respect to RCC, Amacar Investments LLC, (ii) with respect to Liberty, Global Securitization Services, LLC and (iii) with respect to AFC, Global Securitization Services, LLC.”

(i) The definition of “CP Rate” is hereby deleted and replaced with the following:

““CP Rate” for each Class Conduit listed below, shall have the meaning specified in the Annex set forth below for such Class Conduit:

Class Conduit	Annex
RCC	Annex 1

Falcon	Annex 2

AFC	Annex 3

Liberty	Annex 4 ”

(j) The definition of “Credit Support Agreement” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Credit Support Agreement” means with respect to each Class Conduit, any agreement between such Class Conduit (or any related commercial paper issuer that finances the Class Conduit) and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Class Conduit (or such related issuer) in connection with the issuance by such Class Conduit (or such related issuer) of its Commercial Paper.”

(k) The definition of “Credit Support Provider” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Credit Support Provider” means, with respect to each Class, the Person or Persons who provides credit support to the related Class Conduit (or any related commercial paper issuer that finances the Class Conduit), in connection with the issuance by such Class Conduit (or such related issuer) of Commercial Paper.”

(l) The definition of “Facility Limit” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Facility Limit” means (i) with respect to the Class of which RCC is a member, $117,300,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the RCC Bank Investors, (ii) with respect to the Class of which Liberty is a member, $96,900,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the Liberty Bank Investors, in each case, at any time in effect, (iii) with respect to the Class of which AFC is a member, $96,900,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the AFC Bank Investors, in each case, at any time in effect, (iv) with respect to the Class of which Falcon is a member, $96,900,000; provided that such amount may not at any time exceed the aggregate Commitments with respect to the Falcon Bank Investors, in each case, at any time in effect, and (v) with respect to any other Class, the amount specified as such in any supplement hereto for such Class; provided that, with respect to any other Class, the Facility Limit for such Class shall not at any time exceed the aggregate Commitments for the Bank Investors in such Class.”

(m) The definition of “Interest Component” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Interest Component” shall mean, (A) with respect to any Class Conduit (or any related commercial paper issuer that finances the Class Conduit) not utilizing “pool” funding (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions) and (B) with respect to any Class Conduit (or any related commercial paper issuer that finances the Class Conduit) utilizing “pool funding,” the aggregate Discount accrued and to accrue through the end of the current Tranche Period for the portion of Net Investment accruing Discount calculated by reference to the CP Rate at such time (determined for such purpose using the CP Rate most recently determined by the applicable Class Agent, multiplied by the Fluctuation Factor).”

(n) The definition of “Liquidity Provider” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Liquidity Provider” means, with respect to each Class Conduit (or its related commercial paper issuer if the Class Conduit does not itself issue commercial paper), the Person or Persons who will provide liquidity support to such Class Conduit (or such related commercial paper issuer), in connection with the issuance by such Class Conduit (or such related commercial paper issuer) of its Commercial Paper.”

(o) The definition of “Liquidity Provider Agreement” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Liquidity Provider Agreement” means the agreement between each Class Conduit (or, if the Class Conduit does not itself issue commercial paper, either such Class Conduit or its related commercial paper issuer) and the related Liquidity Provider(s) evidencing the obligation of such Liquidity Provider(s) to provide liquidity support to such Class Conduit (or its related commercial paper issuer) in connection with the issuance by such Class Conduit (or such related commercial paper issuer) of its Commercial Paper.”

(p) The definition of “Loss and Dilution Reserve” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Loss and Dilution Reserve” means, with respect to each Class, at any time, an amount equal to the product of (i) the Loss and Dilution Reserve Percentage and (ii) the Net Investment for such Class at such time. Notwithstanding the foregoing, (i) with respect to the Class of which RCC is a member, the portion of the Loss and Dilution Reserve attributable to losses shall at all times be at least equal to $9,200,000, (ii) with respect to the Class of which Liberty is a member, the portion of the Loss and Dilution Reserve attributable to losses shall at all times be at least equal to $7,600,000, (iii) with respect to the Class of which AFC is a member, the portion of the Loss and Dilution Reserve attributable to losses shall at all times be at least equal to $7,600,000, (iv) with respect to the Class of which Falcon is a member, the portion of the Loss and Dilution Reserve attributable to losses shall at all times be at least equal to $7,600,000, and (v) with respect to any other Class, the portion of the Loss and Dilution Reserve shall at all times be at least equal to an amount agreed upon by the Transferor, the Administrative Agent and the Class Agent for such additional class at the time it becomes a party hereto.”

(q) The definition of “Maximum Net Investment” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Maximum Net Investment” means (i) with respect to the Class of which RCC is a member, $115,000,000, (ii) with respect to the Class of which Liberty is a member, $95,000,000, (iii) with respect to the Class of which AFC is a member, $95,000,000, (iv) with respect to the Class of which Falcon is a member, $95,000,000, and (v) with respect to any other Class, the amount set forth pursuant to Section 11.2(b).”

(r) The definition of “Pro Rata Share” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Pro Rata Share” means, (A) for an RCC Bank Investor, the Commitment of such RCC Bank Investor divided by the sum of the Commitments of all the RCC Bank Investors, (B) for a Liberty Bank Investor, the Commitment of such Liberty Bank Investor divided by the sum of the Commitments of all Liberty Bank Investors, (C) for an AFC Bank Investor, the Commitment of such AFC Bank Investor divided by the sum of the Commitments of all AFC Bank Investors, (D) for a Falcon Bank Investor, the Commitment of such Falcon Bank Investor divided by the sum of the Commitments of all Falcon Bank Investors, and (E) with respect to any other Class, for each Bank Investor of such Class, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors of such Class.”

(s) The definition of “Related Commercial Paper” is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““Related Commercial Paper” shall mean, with respect to Commercial Paper issued by the Class Conduits (or their related commercial paper issuer(s) if the Class Conduits do not themselves issue commercial paper) the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.”

(t) The following definitions shall be deleted from Section 1.1 in the appropriate alphabetical order:

(1) “Atlantic” means Atlantic Asset Securitization Corp., and its successors and assigns.

(2) “Atlantic Agent” means Credit Lyonnais, in its capacity as agent for Atlantic and the Atlantic Bank Investors, and any successor thereto appointed pursuant to Article IX.

(3) “Atlantic Bank Investors” means Credit Lyonnais and BNP, their respective successors and assigns who are or become parties to this Agreement as such pursuant to an Assignment and Assumption Agreement.

(4) “Credit Lyonnais” means Credit Lyonnais New York Branch, a branch duly licensed under the laws of the State of New York of a banking corporation organized and existing under the laws of France, and its successors and assigns.

SECTION 2. Amendment to Section 2.2(a). Section 2.2(a) is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(a) Incremental Transfers. With respect to each Class, upon the terms and subject to the conditions herein set forth and provided that a Termination Event or a Potential Termination Event or the Termination Date for such Class shall not have occurred and be continuing, the Transferor may, at its option, convey, transfer and assign to the Administrative Agent on behalf of the applicable Class Investors for such Class and the Administrative Agent, on behalf of the Class Conduit for such Class may, at the option of such Class Conduit, or the Administrative Agent on behalf of the Bank Investors for such Class provided that such Bank Investors shall have previously accepted the assignment by the related Class Conduit of all of such Class Conduit’s interest in the Affected Assets, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an “Incremental Transfer”); provided that after giving effect to the payment to the Transferor of the Transfer Price therefor (i) the Net Investment for such Class shall not exceed the Maximum Net Investment for such Class, (ii) the sum of the Net Investment for such Class plus, in the case where the Class Conduit for such Class holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by such Class Conduit (or its related commercial paper issuer if the Class Conduit does not itself issue commercial paper) shall not exceed the Facility Limit for such Class and (iii) the Aggregate Percentage Factor shall not exceed the Maximum Percentage Factor; and, provided, that the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Transfer. All Incremental Transfers shall be made on a pro rata basis to each Class (based upon the relation of the Maximum Net Investment for such Class to the Aggregate Maximum Net Investment).

The Transferor shall, by notice to the Administrative Agent given by telecopy, offer to convey, transfer and assign to the Administrative Agent, on behalf of any of the applicable Class Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least two (2) Business Days prior to the proposed date of any Incremental Transfer. With respect to each Class, each such notice shall specify (w) whether such request is made to the Administrative Agent on behalf of the Class Conduit for such Class or the related Bank Investors for such Class (it being understood and agreed that once any of such Bank Investors acquire any interest in the Transferred Interest hereunder, such Bank Investors shall be required to purchase all of the portion of the Transferred Interest held by the related Class Conduit in accordance with Section 10.7 and thereafter such Class Conduit shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 per Class or integral multiples of $1,000,000 in excess thereof) or, to the extent that the then available unused portion of the Aggregate Maximum Net Investment is less than such amount, such lesser amount equal to such available portion of such Aggregate Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment for such Class of such Incremental Transfer thereto as required by Section 2.3. The Administrative Agent will promptly notify each Class Agent and each Class Conduit or related Bank Investors for such Class, as applicable, of the Administrative Agent’s receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of a Class

Conduit, such Class Conduit shall accept or reject such offer by notice given to the Transferor and the Administrative Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Class Investor against any loss or expense incurred by such Class Investor, either directly or through a Liquidity Provider Agreement, as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Class Investor, either directly or pursuant to a Liquidity Provider Agreement by reason of the liquidation or reemployment of funds acquired by such Class Investor (or a related Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) to fund such Incremental Transfer.

On the date of the initial Incremental Transfer to the Class Investors, the related Class Agent on behalf of such Class shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Administrative Agent the Transfer Certificate in the form of Exhibit F hereto (the “Transfer Certificate”). The Administrative Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the applicable Class Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Administrative Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in each Net Investment, on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers.

By no later than 11:00 a.m. (New York time) on any Transfer Date, each Class Investor participating in the Incremental Transfer occurring on such date shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors for any Class shall be equal to each such Bank Investor’s Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Administrative Agent specified therefor from time to time by the Administrative Agent by notice to such Persons. The obligation of each Bank Investor of any Class to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor of such Class and the failure of any such Bank Investor to so make such amount available to the Administrative Agent shall not relieve any other Bank Investor of such Class of its respective obligation hereunder. Following each Incremental Transfer and the Administrative Agent’s receipt of funds from the applicable Class Investors, as aforesaid, the Administrative Agent shall remit to the Transferor’s account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Administrative Agent shall have received notice from a Class Investor that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer

Date therefor, the Administrative Agent may (but shall have no obligation to) make such Person’s share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Administrative Agent of such amount from such Person. To the extent any Class Investor fails to remit any such amount to the Administrative Agent after any such advance by the Administrative Agent on such Transfer Date, such Class Investor, on the one hand, and the Transferor on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of “Base Rate”), in the case of such Class Investor, or the Base Rate, in the case of the Transferor, to the Administrative Agent upon its demand therefor (provided that no Class Conduit shall have any obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper (or the commercial paper of its related issuer if the Class Conduit does not itself issue commercial paper) in full). Until such amount shall be repaid, such amount shall be deemed to be Aggregate Net Investment paid by the Administrative Agent and the Administrative Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Administrative Agent (x) by the Transferor, the amount of the Aggregate Net Investment shall be reduced by such amount or (y) by such Class Investor, such payment shall constitute such Class Investor’s payment of its share of the applicable Transfer Price for such Transfer.”

SECTION 3. Amendment to Section 2.4. Section 2.4 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“Discount, Fees and Other Costs and Expenses. The Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. With respect to each Class, on the last day of each Tranche Period or, for any Conduit (or its related commercial paper issuer if the Conduit does not itself issue commercial paper) that utilizes “pool funding” on or prior to the fifth Business Day of the calendar month following the applicable Tranche Period, the Transferor shall pay to the Administrative Agent on behalf of the related Class Conduit (or its related commercial paper issuer), and the Administrative Agent shall pay such payment to such Class Conduit (or its related commercial paper issuer), in the event any portion of the Transferred Interest is held by such Class Conduit (or its related commercial paper issuer), an amount equal to the Discount accrued on such Class Conduit’s (or its related commercial paper issuer’s) Commercial Paper to the extent such Commercial Paper was issued in order to fund such portion of the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer, which excess amount shall not exceed $5,000. The Transferor shall pay to the Administrative Agent on behalf of the applicable Class Conduit (or its related commercial paper issuer) each day on which Commercial Paper is issued by such Class Conduit (or its related commercial paper issuer), the applicable Dealer Fee, and the Administrative Agent shall pay such Dealer Fee to such Class Conduit; provided, however , that at the election of a Class Conduit, Dealer Fees accrued over the course of any calendar month in respect of Related Commercial Paper may be payable by the Transferor on the last day of one or more Tranche Periods ending during the succeeding calendar month. The applicable Discount shall accrue with respect to each respective Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.”

SECTION 4. Amendment to Section 5.2(g). Section 5.2(g) of the Original Agreement hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(g) Change of Name, Etc. The Transferor will not change its name, identity or structure or the location of its chief executive office, or its jurisdiction of organization unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Administrative Agent’s ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.8 hereof.”

SECTION 5. Amendment to Section 5.4(g). Section 5.4(g) of the Original Agreement is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(g) Change of Name, Etc. Tech Data will not change its name, identity or structure or location of its chief executive office, or its jurisdiction of organization unless at least 10 days prior to the effective date of any such change Tech Data delivers to the Transferor and the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Transferor’s ownership interest in the Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent on behalf of the Class Investors to continue to exercise its rights contained in Section 2.8 hereof.”

SECTION 6. Amendment to Section 5.5. Section 5.5 of the Original Agreement is hereby deleted and replaced with the following:

“Section 5.5 Financial Covenants of the Collection Agent.

(a)

Consolidated Tangible Net Worth. The Collection Agent shall not permit the Consolidated Tangible Net Worth at any time to be less than the sum of (i) $980,000,000, (ii) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after January 31, 2003 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Collection Agent and its Subsidiaries after May

2, 2003 by reason of the issuance and sale of capital stock or other equity interest of the Collection Agent or any Subsidiary (other than issuances to the Collection Agent or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Collection Agent into capital stock or other equity interests.

(b)	Consolidated Total Leverage Ratio. The Collection Agent shall not permit the Consolidated Total Leverage Ratio at any time during any period of the Collection Agent set forth below to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Total Leverage Ratio
The date hereof through January 31, 2004	4.00 to 1.00
February 1, 2004 and Thereafter	3.75 to 1.00

(c)	Consolidated Senior Leverage Ratio. The Collection Agent shall not permit the Consolidated Senior Leverage Ratio at any time to be greater than 3.25 to 1.00.

(d)	Consolidated Interest Coverage Ratio. The Collection Agent shall not permit the Consolidated Interest Coverage Ratio as of the end of any period of four fiscal quarters of the Collection Agent to be less than 3.50 to 1.00.

(e)	Definitions. Capitalized terms used in this Section 5.5 and not defined herein shall have those meanings assigned to such terms in the Amended and Restated Credit Agreement dated as of May 2, 2003 among Tech Data Corporation, each lender from time to time party thereto, and Bank of America, N.A. (the “Credit Agreement”). The Collection Agent agrees that it shall give 10 Business Days prior written notice to the Administrative Agent of any amendment or modification of any term or definition set out in the Credit Agreement which affects the calculation of any financial covenant or financial ratio set out in this Section 5.5. No such amendment or modification to the Credit Agreement shall be effective for the purposes of this Section 5.5 unless the Administrative Agent shall have obtained the consent thereto of each Class Conduit (so long as such Class Conduit holds any portion of the Transferred Interest), each Class Agent and the Majority Investors.

(f)	Interpretation. The following rules of interpretation shall apply to the extent Collection Agent or any Subsidiary consummates any acquisition during the term of this Agreement that is accounted for as a “purchase”:

i.	As of the last day of each of the four fiscal quarters of Collection Agent next following the date of such acquisition (including the fiscal quarter that includes the date of such acquisition), Consolidated EBITDA shall include the actual results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to Administrative Agent; provided that in making the adjustments provided for in this paragraph (a), Consolidated Interest Charges shall be adjusted as provided in paragraph (b) below; and

ii.	As of the last day of each of the four fiscal quarters of Collection Agent next following the date of such acquisition (including the fiscal quarter that includes the date of such acquisition), Consolidated Interest Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, in the case of the occurrence of an acquisition, there shall be added to Consolidated Interest Charges for the first four consecutive fiscal quarters ending after the date of such acquisition an amount which shall be determined by multiplying that portion of the Cost of Acquisition that represents Indebtedness (net of Indebtedness repaid in connection with such acquisitions) incurred to fund such Cost of Acquisition, whether incurred, assumed or acquired, times the interest rate applicable to such Indebtedness (adjusted for any discount) which is in effect on the date of determination and then multiplying the result by a fraction the numerator of which is 365 minus the actual number of days that have elapsed from and after the date of such acquisition and the denominator of which is 365.

iii.	For the purpose of determining the amount of any increase in the minimum Consolidated Tangible Net Worth requirement of Section 5.5, any increase in Consolidated Tangible Net Worth from treatment of an acquisition on a historical pro forma basis pursuant to paragraph (a) above shall be disregarded.”

SECTION 7. Amendment to Section 7.1(k). Section 7.1(k) is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(k) any Liquidity Provider or any Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the applicable Class Conduit(s) (or their related commercial paper issuer(s)); or”

SECTION 8. Amendment to Section 7.1(l). Section 7.1(l) is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(l) the Commercial Paper issued by any of the Class Conduits (or their related commercial paper issuer if the Class Conduit does not itself issue commercial paper) shall not be rated at least “A-2” by Standard & Poor’s, at least “P-2” by Moody’s and at least “D-1” by DCR, unless such downgrading is the result of the Credit Support Provider being downgraded; or”

SECTION 9. Amendment to Section 7.1(n). Section 7.1(n) is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“(n) the Aggregate Percentage Factor equals or exceeds 100% for a period of one full Business Day (provided that in such case the Termination Event caused thereby shall be deemed to have occurred at the start of such one full Business Day period) or the Aggregate Percentage Factor as reported on any Investor Report shall equal or exceed 100% or for any Class, the sum of the Net Investment for such Class plus, in the case where the related Class Conduit holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by such Class Conduit (or its related commercial paper issuer if the Class Conduit does not itself issue commercial paper) exceeds the Facility Limit for such Class; or”

SECTION 10. Amendment to Section 8.1. Section 8.1 of the Original Agreement is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent or any of the Class Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Class Agent, each Class Investor, the Administrative Agent, the Collateral Agent, any Liquidity Provider, any Credit Support Provider and any related commercial paper issuer that finances a Class Conduit and any successors and any permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, any Class Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Administrative Agent or any Class Investor of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) claims arising from credit losses. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement, any Investor Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in the Administrative Agent on behalf of the Class Investors an undivided percentage ownership or security interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

(iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) any failure of Tech Data, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI; or

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;”

provided, however, that if any Class Conduit enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Class Conduit shall allocate such Indemnified Amounts which are in connection with a Liquidity Provider Agreement, a Credit Support Agreement or the credit support furnished by a Credit Support Provider to the Transferor and each Other Transferor.

SECTION 11. Amendment to Section 11.3. Section 11.3 of the Original Agreement is hereby amended as follows:

(a) The following text is hereby deleted:

“ If to Atlantic:

Atlantic Asset Securitization Corp.

c/o Credit Lyonnais New York Branch

1301 Avenue of the Americas

New York, New York 10019

Attention: David Fink

Telephone: (212) 261-7816

Telecopy: (212) 459-3258

with a copy to:

Credit Lyonnais New York Branch

1301 Avenue of the Americas

New York, New York 10019

Attention: David Fink

Telephone: (212) 261-7816

Telecopy: (212) 459-3258

(b) The following text is hereby deleted:

“If to RCC:

Receivables Capital Corporation

c/o Merrill Lynch Money Markets, Inc.

World Financial Center – North Tower

250 Vesey Street – 11th Floor

New York, New York 10281-1311

Attn: Stewart Cutler – Managing Director

Telephone: (212) 449-7468

Telecopy: (212) 449-8939

(with a copy to the Administrative Agent)”

(c) The following text is hereby inserted:

“If to YC SUSI Trust:

YC SUSI Trust

[c/o Global Securitization Services, Inc.

Attn:

Telephone:

Telecopy:]

(with a copy to the Administrative Agent)”

SECTION 12. Amendment to Section 11.7. Section 11.7 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“Waiver of Confidentiality. The Transferor and Tech Data hereby consent to the disclosure of any non-public information with respect to it received by the Administrative Agent, any Class Investor or any Class Agent to any of the Administrative Agent, any Class Agent, any Class Investor, any nationally recognized rating agency rating any Class Conduit’s Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, any related commercial paper issuer that finances a Class Conduit, any related Liquidity Provider or any related Credit Support Provider in relation to this Agreement.”

SECTION 13. Amendment to Section 11.8. Section 11.8 is hereby amended by adding the following at the end thereof:

“Anything herein to the contrary notwithstanding, the Transferor, the Collection Agent, Tech Data, each Class Investor, each Class Agent, the Administrative Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.”

SECTION 14. Amendment to Section 11.9. Section 11.9 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“No Bankruptcy Petition Against any Class Conduit. Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Class Conduit (or any related commercial paper issuer that finances the Class Conduit), it will not institute against, or join any other Person in instituting against, such Class Conduit (or such related issuer) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.”

SECTION 15. Amendment to Section 11.10. Section 11.10 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“No Recourse Against Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of each Class Conduit (or any related commercial paper issuer that finances the Class Conduit) under this Agreement and all other Transaction Documents are solely the corporate obligations of such Class Conduit (or such related issuer) and shall be payable solely to the extent of funds received from the Transferor in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper of the applicable Class Conduit (or its related issuer). No recourse under any obligation, covenant or agreement of any Class Conduit (or its related issuer) contained in this Agreement shall be had against such Class Conduit’s (or such related issuer’s) Corporate Services Provider (or any Affiliate thereof), or any stockholder, employee, officer, director or incorporator of any Class

Conduit (or its related issuer) or beneficial owner of any of them, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Class Conduit (or its related issuer), and that no personal liability whatsoever shall attach to or be incurred by the Corporate Services Provider (or any Affiliate thereof), or the stockholder, employee, officer, director or incorporator of any Class Conduit (or its related issuer) or beneficial owner of any of them, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of any Class Conduit (or its related issuer) contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Class Conduit (or its related issuer) of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of the Corporate Services Provider (or any Affiliate thereof) and every such stockholder, employee, officer, director or incorporator of a Class Conduit (or its related issuer) or beneficial owner of any of them is hereby expressly waived as a condition of and consideration for the execution of this Agreement; provided, however, that a Class Conduit (or its related issuer) shall be considered to be an Affiliate of the Corporate Services Provider; and provided, further, that this Section 11.2 shall not relieve any such stockholder, employee, officer, director or incorporator of any Class Conduit (or its related issuer) or beneficial owner of any of them of any liability it might otherwise have for its own intentional misrepresentation or willful misconduct.”

SECTION 16. Amendment to Section 11.12. Section 11.12 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

“Optional Reconveyance of All Receivables. The Transferor shall have the option at any time to require the Administrative Agent, on behalf of the Class Investors, as applicable, to reconvey all of its interest in the Receivables to the Transferor subject to the following terms and conditions: (a) the Transferor shall give the Administrative Agent and each Class Agent not less than 10 Business Days notice of the Transferor’s exercise of this option and (b) simultaneously with the reconveyance by the Administrative Agent to the Transferor of the Administrative Agent’s interest in the Receivables, the Transferor shall pay to the Administrative Agent, for the benefit of the applicable Class Investors, an amount equal to the Aggregate Net Investment plus all discount accrued and to accrue on the Class Conduit’s (or, if a related commercial paper issuer finances the Class

Conduit, the related issuer’s,) Related Commercial Paper to maturity, together with any other costs associated with the receipt by each Class Conduit (or its related issuer) of its Net Investment on a day other than the last day of an applicable Tranche Period along with any other amounts owing hereunder to the Class Investors by the Transferor.”

SECTION 17. Amendment to Annex 1 . Annex 1 is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

““CP Rate” shall mean for any CP Tranche Period, the per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of Commercial Paper that is allocated, in whole or in part, to fund the SUSI Issuer’s Net Investment (and which may also be allocated in part to the funding of other assets of the SUSI Issuer); provided, however, that if any component of such rate described above is a discount rate in calculating the CP Rate for the SUSI Issuer’s Net Investment for such CP Tranche Period, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the “weighted average cost” shall consist of (A) the actual interest rate (or discount) paid to purchasers of Commercial Paper issued by the SUSI Issuer or any related commercial paper issuer that finances the SUSI Issuer (other than the commissions of placement agents and dealers), (B) certain documentation and transaction costs associated with the issuance of such Commercial Paper, (C) any incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by the related Class Agent on behalf of the SUSI Issuer (or its related commercial paper issuer), and (D) other borrowing by the SUSI Issuer (or its related commercial paper issuer) (other than under any program support agreement), including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.”

SECTION 18. Amendment to Annex 4. Annex 4 is hereby deleted in its entirety.

SECTION 19. Amendment to Annex 5. Annex 5 is hereby renamed as Annex 4.

SECTION 20. Amendment to Exhibit N. Exhibit N is hereby deleted.

SECTION 21. As of the date hereof, Credit Lyonnais and Atlantic have no further obligations under the Agreement. In addition, Lloyds TSB Bank plc shall no longer be a party to the Agreement and shall have no further obligations thereunder as either an RCC Bank Investor or an Atlantic Bank Investor. Notwithstanding the terms of this Amendment, the parties’ obligations under Section 8.1, Section 11.9 and Section 11.10 shall continue and shall survive this Amendment.

SECTION 22. RCC Assignment. All parties hereto agree and acknowledge that RCC has assigned all of its rights and interests in the Agreement to SUSI Issuer and therefore all references in the Agreement to RCC shall be deemed to refer to SUSI Issuer.

SECTION 23. Affirmations. All parties hereto agree and acknowledge that with respect to each Bank Investor party hereto, each Bank Investor has a Commitment and such Commitment of such Bank Investor shall be the dollar amount set forth opposite such Bank Investor’s signature on the signature page hereto, which may be different from the Original Agreement.

SECTION 24. Conditions Precedent. This Amendment shall not become effective until the Administrative Agent shall have received the following:

(b) A copy of the Resolutions of the Board of Directors of the Transferor and Tech Data certified by its Secretary approving this Amendment and the other documents to be delivered by the Transferor and Tech Data hereunder;

(b) A Certificate of the Secretary of the Transferor and Tech Data certifying (i) the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificates the Class Conduits, the Class Agents, the Administrative Agent and the Bank Investors may conclusively rely until such time as the Administrative Agent shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of this clause (b)(i)) and (ii) a copy of the Transferor’s and Tech Data’s By-Laws;

SECTION 25. Representations and Warranties. The Transferor hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Original Agreement. In addition, the Collection Agent and the Guarantor hereby make to the Class Investors, the Class Agents and the Administrative Agent, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Original Agreement.

SECTION 26. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns;

SECTION 27. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 28. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 29. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 30. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC., as Transferor

By:	/s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Sr. Vice President of Tax and Treasurer

TECH DATA CORPORATION, as Collection Agent

By:	/s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Sr. Vice President of Tax and Treasurer

YC SUSI TRUST

By:	/s/ Jeffrey Fricano
Name: Jeffrey Fricano
Title: Vice President

LA FAYETTE ASSET SECURITIZATION LLC

By:	CREDIT LYONNAIS NEW YORK BRANCH,
as attorney-in-fact

By:	/s/ Joan Flanigan-Clarke
Name: Joan Flanigan-Clarke
Title: Vice President

LIBERTY STREET FUNDING CORP.

By:	/s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title: President

AMSTERDAM FUNDING CORPORATION

By:	/s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title: President

FALCON ASSET SECURITIZATION CORPO- RATION

By:	/s/ Maureen E. Marcon
Name: Maureen E. Marcon
Title: Authorized Signer

Commitment	BANK OF AMERICA, NATIONAL
$117,300,000	ASSOCIATION, as Administrative Agent, RCC Agent and as an RCC Bank Investor

	By:	/s/ Jeffrey Fricano
Name: Jeffrey Fricano
Title: Vice President

Commitment $0	CREDIT LYONNAIS NEW YORK BRANCH, as Atlantic Agent and as an Atlantic Bank Investor

	By:	/s/ Joan Flanigan-Clarke
Name: Joan Flanigan-Clarke
Title: Vice President

Commitment $96,900,000	THE BANK OF NOVA SCOTIA, as Liberty Agent and as a Liberty Bank Investor

	By:	/s/ Norman Last
Name: Norman Last
Title: Managing Director

Commitment	ABN AMRO BANK N.V., as AFC Agent
$96,900,000	and as an AFC Bank Investor

	By:	/s/ Bernard Koh
Name: Bernard Koh
Title: Senior Vice President

	By:	/s/ Kevin G. Pilz
Name: Kevin G. Pilz
Title: Vice President

Commitment $96,900,000	BANK ONE, NA (having its main office in Chicago Illinois), as Falcon Agent and as a Falcon Bank Investor

	By:	/s/ Maureen E. Marcon
Name: Maureen E. Marcon
Title: Director, Banc One Capital Markets, Inc.

Commitment $0	LLOYDS TSB BANK PLC, as an Atlantic Bank Investor and an RCC Bank Investor

	By:	/s/ Michelle White
Name: Michelle White
Title: Assistant Vice President, Structured Finance, W 154

	By:	/s/ Ian Dimmock
Name: Ian Dimmock
Title: Vice President, Structured Finance, D080